NEWS RELEASE

CONE Midstream Reports Second Quarter Results
and Increases Guidance
CANONSBURG, PA (August 4, 2016) — CONE Midstream Partners LP (NYSE:CNNX) ("CONE Midstream" or the "Partnership") today reported financial and operational results for the three months ended June 30, 2016.(1) The Partnership also increased guidance for full year 2016 financial results.
Second Quarter Results
Highlights of second quarter 2016 results attributable to the Partnership as compared to the second quarter of 2015 include:

•	Net income of $23.2 million as compared to $14.9 million

•	Average daily throughput volumes of 857 billion Btu per day (BBtu/d) as compared to 568 BBtu/d

•	Adjusted EBITDA(2) of $26.9 million as compared to $17.0 million

•	Distributable cash flow (DCF)(2) of $23.6 million as compared to $14.9 million

•	Cash distribution coverage of 1.55x on an as declared basis
Management Comment
"CONE Midstream is pleased to report another strong quarter of financial and operational results," said John T. Lewis, Chairman of the Board and Chief Executive Officer of CONE Midstream GP LLC (the "General Partner"). "Our net throughput volumes grew by 51% from the second quarter of 2015. This volume increase, combined with our operating team's continued success in reducing unit operating costs, resulted in a 56% increase in net income attributable to the partnership from a year ago. Adjusted EBITDA and Distributable Cash Flow both increased by approximately 58% as compared to second quarter last year.
"We were free-cash-flow positive again during the second quarter, with cash from operations exceeding our total capital investments and cash distribution payments," continued Mr. Lewis. "We paid down $27 million of debt, which reduced our debt to trailing-twelve months EBITDA ratio to under 0.5x.
Mr. Lewis concluded, "Based on our solid performance for the first six months and our current outlook for the remainder of the year, we have increased our guidance for our full year 2016 results."
Quarterly Distribution
As previously announced, the Board of Directors of the General Partner declared a quarterly cash distribution of $0.254 per unit with respect to the second quarter of 2016. The distribution payment will be made on August 12, 2016 to unitholders of record at the close of business on August 4, 2016. The distribution, which equates to an annual rate of $1.016 per unit, represents an increase of 3.7% over the prior quarter and an increase of 15.5% over the distribution paid with respect to the second quarter of 2015.

Capital Investment and Resources
CONE Midstream's allocated second quarter 2016 share of investment in expansion projects was $2.3 million. Total expansion capital investment at the three development companies in which CONE Midstream holds controlling interests was $4.2 million. CONE Midstream's respective share of maintenance capital expenditures for the three development companies for the second quarter 2016 was $3.1 million. Maintenance capital expenditures in the aggregate for the development companies in which CONE Midstream holds controlling interests totaled $5.1 million.
As of June 30, 2016, CONE Midstream had outstanding borrowings of $47.0 million under its $250 million revolving credit facility and a cash balance of $5.1 million.
2016 Guidance Update
Based on current expectations, management is providing the following updated guidance for 2016. Full year 2016 Adjusted EBITDA attributable to the Partnership, previously projected to be in the range of $93 - $103 million, is now expected to be in the range of $96 - $106 million. Full year Distributable Cash Flow attributable to the Partnership, previously projected to be in the range of $79 - $89 million, is now expected to be in the range of $82 - $92 million. CONE Midstream’s  financial guidance is based on numerous assumptions about future events and conditions and, therefore, could vary materially from actual results. These estimates are meant to provide guidance only and are subject to revision for acquisitions or operating environment changes.
Second Quarter Financial and Operational Results Conference Call
A conference call and webcast, during which management will discuss second quarter 2016 financial and operational results, is scheduled for August 4, 2016 at 11:00 a.m. Eastern Time. Reference material for the call will be available on the "Events" page of our website, www.conemidstream.com, shortly before the start of the call. Prepared remarks by members of management will be followed by a question and answer period. Interested parties may listen via webcast by using the link posted on the "Events" page of our website or at www.webcaster4.com/Webcast/Page/998/16154. Participants who would like to ask questions may join the conference by phone at 888-349-0097 (international 412-902-0126) five to ten minutes prior to the scheduled start time (reference the CONE Midstream call). An on-demand replay of the webcast will be also be available at www.webcaster4.com/Webcast/Page/998/16154 shortly after the conclusion of the conference call. A telephonic replay will be available through August 11, 2016 by dialing 877-344-7529 (international: 412-317-0088) and using the conference playback number 10089549.
_______________

(1)
Unless otherwise indicated, the reporting measures included in this news release reflect the unallocated total activity of the three development companies jointly owned by the Partnership and CONE Gathering LLC (“CONE Gathering”).  Because the Partnership owns a controlling interest in each of the three development companies, it fully consolidates their financial results. The Partnership's current economic interests in the development companies are: 75% in the Anchor Systems, 5% in the Growth Systems, and 5% in the Additional Systems. CONE Gathering is a midstream joint venture formed by CONSOL Energy Inc. and Noble Energy, Inc. and owns non-controlling interests in the Partnership’s development companies.

(2)
Adjusted EBITDA and DCF are not measures that are recognized under accounting principles generally accepted in the U.S. (“GAAP”). Definitions and reconciliations of these non-GAAP measures to GAAP reporting measures appear in the financial tables which follow.

Contact:	Stephen R. Milbourne
CONE Investor Relations

Phone:	724-485-4408

Email:	smilbourne@conemidstream.com

* * * * *
CONE Midstream Partners is a master limited partnership formed by CONSOL Energy Inc. (NYSE: CNX) and Noble Energy, Inc. (NYSE: NBL), referred to as our Sponsors, to own, operate, develop and acquire natural gas gathering and other midstream energy assets to service our Sponsors' production in the Marcellus Shale in Pennsylvania and West Virginia. Our assets include natural gas gathering pipelines and compression and dehydration facilities, as well as condensate gathering, collection, separation and stabilization facilities. More information is available on our website www.conemidstream.com.
* * * * *
This press release is intended to be a qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of CONE Midstream’s distributions to non-U.S. investors as being attributed to income that is effectively connected with a United States trade or business. Accordingly, CONE Midstream's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate. Nominees, and not CONE Midstream, are treated as withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.
* * * * *
This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include the words "believe," "expect," "anticipate," "intend," "estimate" and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, and there can be no assurance that actual outcomes and results will not differ materially from those expected by our management. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, among others: the effects of changes in market prices of natural gas, NGLs and crude oil on our Sponsors’ drilling and development plan on our dedicated acreage and the volumes of natural gas and condensate that are produced on our dedicated acreage; changes in our Sponsors’ drilling and development plan in the Marcellus Shale and Utica Shale; our Sponsors’ ability to meet their drilling and development plan in the Marcellus Shale and Utica Shale; the demand for natural gas and condensate gathering services; changes in general economic conditions; competitive conditions in our industry; actions taken by third-party operators, gatherers, processors and transporters; our ability to successfully implement our business plan; and our ability to complete internal growth projects on time and on budget. You should not place undue reliance on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs at the time they are made, forward-looking statements involve known and unknown risks, uncertainties and other factors, including the factors described under “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per unit data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
Gathering revenue — related party	$58,407	$47,717	$120,655	$90,885
Total Revenue	58,407	47,717	120,655	90,885
Expenses
Operating expense — third party	7,879	8,940	16,553	17,470
Operating expense — related party	7,078	6,940	15,422	13,984
General and administrative expense — third party	1,153	1,223	2,147	2,565
General and administrative expense — related party	2,213	1,995	3,897	3,972
Inventory revaluation	10,083	—	10,083	—
Depreciation expense	5,152	3,667	9,992	6,661
Interest expense	381	47	800	112
Total Expense	33,939	22,812	58,894	44,764
Net Income	24,468	24,905	61,761	46,121
Less: Net income attributable to noncontrolling interest	1,251	9,993	13,755	16,997
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$23,217	$14,912	$48,006	$29,124

Calculation of Limited Partner Interest in Net Income:
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$23,217	$14,912	$48,006	$29,124
Less: General partner interest in net income	464	298	960	582
Limited partner interest in net income	$22,753	$14,614	$47,046	$28,542

Net income per Limited Partner unit - Basic	$0.39	$0.25	$0.81	$0.49
Net Income per Limited Partner unit - Diluted	$0.39	$0.25	$0.81	$0.49

Limited Partner units outstanding - Basic	58,343	58,326	58,343	58,326
Limited Partner unit outstanding - Diluted	58,415	58,364	58,397	58,365

Cash distributions declared per unit (*)	$0.2540	$0.2200	$0.4990	$0.4325

(*)	Represents the cash distributions declared during the month following the respective quarterly reporting period ends.

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of units)
(unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash	$5,096	$217
Receivables — related party	17,422	36,418
Inventory	—	18,916
Other current assets	1,215	2,037
Total Current Assets	23,733	57,588
Property and Equipment:
Property and equipment	921,420	897,918
Less — accumulated depreciation	41,398	31,609
Property and Equipment — Net	880,022	866,309
Other assets	9,280	528
TOTAL ASSETS	$913,035	$924,425

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$23,889	$46,155
Accounts payable — related party	1,461	1,628
Total Current Liabilities	25,350	47,783
Other Liabilities:
Revolving credit facility	47,000	73,500
Total Liabilities	72,350	121,283
Partners' Capital:
Common units (29,180,217 units issued and outstanding at June 30, 2016 and 29,163,121 units issued and outstanding at December 31, 2015)	409,219	399,399
Subordinated units (29,163,121 units issued and outstanding at June 30, 2016 and December 31, 2015)	(73,417)	(82,900)
General partner interest	(3,005)	(3,389)
Partners' capital attributable to CONE Midstream Partners LP	332,797	313,110
Noncontrolling interest	507,888	490,032
Total Partners' Capital	840,685	803,142
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$913,035	$924,425

CONE MIDSTREAM PARTNERS LP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	June 30,
	2016	2015
Cash Flows from Operating Activities:
Net Income	$24,468	$24,905
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense and amortization of debt issuance costs	5,193	3,708
Unit-based compensation	219	96
Inventory revaluation	10,083	—
Other	151	—
Changes in assets and liabilities:
Receivables — related party	4,434	6,330
Other current and non-current assets	453	310
Accounts payable	(3,347)	14,291
Accounts payable — related party	123	614
Net Cash Provided by Operating Activities	41,777	50,254

Cash Flows from Investing Activities:
Capital expenditures	(9,338)	(76,363)
Net Cash Used in Investing Activities	(9,338)	(76,363)

Cash Flows from Financing Activities:
Contributions by partners and noncontrolling interest holders	—	22,957
Distributions to unitholders	(14,593)	(12,647)
Net payment on revolver	(27,000)	15,500
Issuance of common units	(23)	—
Net Cash (Used In) Provided By Financing Activities	(41,616)	25,810

Net Decrease in Cash	(9,177)	(299)
Cash at Beginning of Period	14,273	460
Cash at End of Period	$5,096	$161

CONE MIDSTREAM PARTNERS LP
RECONCILIATION OF NET INCOME TO EBITDA AND DISTRIBUTABLE CASH FLOW
(in thousands)

Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA
We define EBITDA as net income (loss) before net interest expense, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for non-cash items which should not be included in the calculation of distributable cash flow. EBITDA and Adjusted EBITDA are used as supplemental financial measures by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	our operating performance as compared to those of other companies in the midstream energy industry, without regard to financing methods, historical cost basis or capital structure;

•	the ability of our assets to generate sufficient cash flow to make distributions to our partners;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
We believe that the presentation of EBITDA and Adjusted EBITDA provides information that is useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to EBITDA and Adjusted EBITDA are net income and net cash provided by operating activities. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, net cash provided by (used in) operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, EBITDA and Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.
Distributable Cash Flow
We define distributable cash flow as Adjusted EBITDA less net income attributable to noncontrolling interest, net cash interest paid and maintenance capital expenditures. Distributable cash flow does not reflect changes in working capital balances.
Distributable cash flow is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess:

•	the ability of our assets to generate cash sufficient to support our indebtedness and make future cash distributions to our unitholders; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We believe that the presentation of distributable cash flow in this report provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to distributable cash flow are net income and net cash provided by operating activities. Distributable cash flow should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Distributable cash flow excludes some, but not all, items that affect net income or net cash, and these measures may vary from those of other companies. As a result, our distributable cash flow may not be comparable to similarly titled measures of other companies.

The following table presents a reconciliation of the non-GAAP measures of EBITDA, Adjusted EBITDA and distributable cash flow to the most directly comparable GAAP financial measures of net income and net cash provided by operating activities.

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited)	2016	2015	2016	2015
Net Income	$24,468	$24,905	$61,761	$46,121
Interest expense	381	47	800	112
Depreciation expense	5,152	3,667	9,992	6,661
EBITDA	30,001	28,619	72,553	52,894
Non-cash unit-based compensation expense	219	96	355	192
Inventory revaluation	10,083	—	10,083	—
Adjusted EBITDA	40,303	28,715	82,991	53,086
Less:
Net income attributable to noncontrolling interest	1,251	9,993	13,755	16,997
Interest expense attributable to noncontrolling interest	127	14	316	33
Depreciation expense attributable to noncontrolling interest	2,409	1,659	4,694	2,825
Inventory revaluation attributable to noncontrolling interest	9,579	—	9,579	—
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$26,937	$17,049	$54,647	$33,231
Less: cash interest paid, net	254	33	484	78
Less: ongoing maintenance capital expenditures, net of expected reimbursements	3,112	2,148	5,951	4,139
Distributable Cash Flow	$23,571	$14,868	$48,212	$29,014

Net Cash Provided by Operating Activities	$41,777	$50,254	$82,957	$60,460
Interest expense	381	47	800	112
Inventory revaluation	10,083	—	10,083	—
Other, including changes in working capital	(11,938)	(21,586)	(10,849)	(7,486)
Adjusted EBITDA	40,303	28,715	82,991	53,086
Less:
Net income attributable to noncontrolling interest	1,251	9,993	13,755	16,997
Interest expense attributable to noncontrolling interest	127	14	316	33
Depreciation expense attributable to noncontrolling interest	2,409	1,659	4,694	2,825
Inventory revaluation attributable to noncontrolling interest	9,579	—	9,579	—
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$26,937	$17,049	$54,647	$33,231
Less: cash interest paid, net	254	33	484	78
Less: ongoing maintenance capital expenditures, net of expected reimbursements	3,112	2,148	5,951	4,139
Distributable Cash Flow	$23,571	$14,868	$48,212	$29,014

The following table presents a reconciliation of the non-GAAP measures adjusted EBITDA and distributable cash flow by quarter and for the most recently completed twelve month period with the most directly comparable GAAP financial measures, which are net income and net cash provided by operating activities.

(unaudited)	Q3 2015		Q4 2015		Q1 2016		Q2 2016		Twelve Months Ended June 30, 2016
Net Income	$33,614		$35,796		$37,295		$24,468		$131,173
Interest expense	158		565		419		381		1,523
Depreciation expense	3,769		4,623		4,839		5,152		18,383
EBITDA	37,541		40,984		42,553		30,001		151,079
Non-cash unit-based compensation expense	118		92		136		219		565
Inventory revaluation	—		—		—		10,083		10,083
Adjusted EBITDA	37,659		41,076		42,689		40,303		161,727
Less:
Net income attributable to noncontrolling interest	13,957		13,330		12,505		1,251		41,043
Interest expense attributable to noncontrolling interest	63		331		189		127		710
Depreciation expense attributable to noncontrolling interest	1,728		2,246		2,286		2,409		8,669
Inventory revaluation attributable to noncontrolling interest	—		—		—		9,579		9,579
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$21,911		$25,169		$27,709		$26,937		$101,726
Less: cash interest paid, net	95		234		230		254		813
Less: ongoing maintenance capital expenditures, net of expected reimbursements	2,291		2,554		2,839		3,112		10,796
Distributable Cash Flow	$19,525		$22,381		$24,640		$23,571		$90,117

Net Cash Provided by Operating Activities	$38,808		$16,749		$41,180		$41,777		$138,514
Interest expense	158		565		419		381		1,523
Inventory revaluation	—		—		—		10,083		10,083
Other, including changes in working capital	(1,307)		23,762		1,090		(11,938)		11,607
Adjusted EBITDA	37,659		41,076		42,689		40,303		161,727
Less:
Net income attributable to noncontrolling interest	13,957		13,330		12,505		1,251		41,043
Interest expense attributable to noncontrolling interest	63		331		189		127		710
Depreciation expense attributable to noncontrolling interest	1,728		2,246		2,286		2,409		8,669
Inventory revaluation attributable to noncontrolling interest	—		—		—		9,579		9,579
Adjusted EBITDA Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$21,911		$25,169		$27,709		$26,937		$101,726
Less: cash interest paid, net	95		234		230		254		813
Less: ongoing maintenance capital expenditures, net of expected reimbursements	2,291		2,554		2,839		3,112		10,796
Distributable Cash Flow	$19,525		$22,381		$24,640		$23,571		$90,117
Distributions Declared	$13,570		$14,062		$14,591		$15,209		$57,432
Distribution Coverage Ratio - Declared	1.44	x	1.59	x	1.69	x	1.55	x	1.57	x

Distributable Cash Flow	$19,525		$22,381		$24,640		$23,571		$90,117
Distributions Paid	$13,094		$13,570		$14,062		$14,591		$55,317
Distribution Coverage Ratio - Paid	1.49	x	1.65	x	1.75	x	1.62	x	1.63	x

Development Companies Jointly Owned by CONE Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended June 30, 2016
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$48,855	$2,708	$6,844	$58,407
Expenses	17,437	11,959	4,543	33,939
Net Income	31,418	(9,251)	2,301	24,468
Less: Net income attributable to noncontrolling interest	7,854	(8,789)	2,186	1,251
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$23,564	$(462)	$115	$23,217

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	775	64	16	855
Wet gas (BBtu/d)	347	6	132	485
Condensate (MMcfe/d)	6	—	6	12
Total Gathered Volumes	1,128	70	154	1,352

Total Volumes Net to CONE Midstream Partners LP	846	4	8	857

Capital Investment
Maintenance capital	$4,080	$159	$898	$5,137
Expansion capital	2,990	—	1,211	4,201
Total Capital Investment	$7,070	$159	$2,109	$9,338

Capital Investment Net to CONE Midstream Partners LP
Maintenance capital	$3,059	$8	$45	$3,112
Expansion capital	2,243	—	61	2,304
Total Capital Investment Net to CONE Midstream Partners LP	$5,302	$8	$106	$5,416

Development Companies Jointly Owned by CONE Midstream Partners LP
Operating Income Summary, Selected Operating Statistics and Capital Investment
(in thousands)
(unaudited)

	Three Months Ended June 30, 2015
	Development Company
	Anchor	Growth	Additional	TOTAL
Income Summary
Revenue	$35,351	$3,913	$8,453	$47,717
Expenses	15,827	2,980	4,005	22,812
Net Income	19,524	933	4,448	24,905
Less: Net income attributable to noncontrolling interest	4,881	886	4,226	9,993
Net Income Attributable to General and Limited Partner Ownership Interest in CONE Midstream Partners LP	$14,643	$47	$222	$14,912

Operating Statistics - Gathered Volumes
Dry gas (BBtu/d)	395	92	8	495
Wet gas (BBtu/d)	334	11	163	508
Condensate (MMcfe/d)	9	—	14	23
Total Gathered Volumes	738	103	185	1,026

Total Volumes Net to CONE Midstream Partners LP	554	5	9	568

Capital Investment
Maintenance capital	$2,813	$319	$448	$3,580
Expansion capital	36,941	7,014	28,828	72,783
Total Capital Investment	$39,754	$7,333	$29,276	$76,363

Capital Investment Net to CONE Midstream Partners LP
Maintenance capital	$2,110	$16	$22	$2,148
Expansion capital	27,706	351	1,441	29,498
Total Capital Investment Net to CONE Midstream Partners LP	$29,816	$367	$1,463	$31,646